EXHIBIT 10.24

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         SUBCONTRACT                      University of California
         NO. B514527                      Lawrence Livermore National Laboratory
                                          Procurement & Material
                                          P.O. Box 5012
                                          Livermore, CA 94551
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SUBCONTRACTOR:                         UNIVERSITY PROCUREMENT REPRESENTATIVE:

ZYGO CORPORATION                       William V. Karleskind
Attention: Karen DuPerry               Subcontract Administrator Specialist
P.O. Box 448
Middlefield, CT 06455-0448             PHONE #: (925) 422-7503
                                       FAX #:      (925) 422-9294
                                       E-MAIL:    karleskindl@llnl.gov
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INTRODUCTION

This is a subcontract for the finishing of 460 NIF optics as further described herein.

The parties to this Subcontract are The Regents of the University of California (hereinafter called "University") and the party identified above as the "Subcontractor."

This is a subcontract under Prime Contract No. W-7405-ENG-48 between the University and the United States Government (hereinafter called "Government"), represented by the Department of Energy (hereinafter called "DOE"), for the management and operation of the Lawrence Livermore National Laboratory (hereinafter called "LLNL") and the performance of certain research and development work.

AGREEMENT

The parties agree to perform their respective obligations in accordance with the terms, conditions, and provisions of the attached SCHEDULE OF ARTICLES and any documents referenced or incorporated therein, which together with this Subcontract Signature Page shall collectively constitute the entire Subcontract and shall supersede all prior negotiations, representations, or agreements, whether verbal or written.

         ZYGO CORPORATION                                THE REGENTS OF
                                                  THE UNIVERSITY OF CALIFORNIA

BY:             /s/ Peter B. Mumola      BY:           /s/ R.W. Callaghan
         --------------------------------         ------------------------------
                                                         R.W. Callaghan

TITLE:        Vice President - Optics    TITLE:     NIF Procurement Manager
         --------------------------------         ------------------------------
                                                  LLNL Procurement & Material

DATE:                 4/14/01            DATE:              4/13/01
         --------------------------------         ------------------------------

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                              SCHEDULE OF ARTICLES

                                       FOR

                             SUBCONTRACT NO. B514527

ARTICLE 1 - INCORPORATED DOCUMENTS

The following documents and forms are hereby incorporated as a part of this Schedule of Articles of the Subcontract and are attached hereto:

DOCUMENTS

  GENERAL PROVISIONS FOR FIXED PRICE SUPPLIES AND SERVICES
    (GPs #600C; Rev. 08/01/00)
  STATEMENT OF WORK (DATE 12/1/00)
  SUBCONTRACT PRODUCTION SCHEDULE

ARTICLE 2 - SCOPE OF WORK

A. The Subcontractor shall conduct certain work generally described as finishing of 460 NIF Optics. This work is more specifically described in the attached Statement of Work (SOW) and the applicable referenced LLNL drawings.

B. The Subcontractor shall furnish all personnel, supervision, materials, supplies, equipment, tools, facilities, transportation, testing, and other incidental items and services necessary for performance of the work, except for Government Property specified herein to be furnished by the University. The Subcontractor shall deliver the materials, products, supplies, reports and residuals, as specified.

C. The work shall be performed by the Subcontractor at the Subcontractor's facility located at Middlefield, Connecticut and at other locations approved by the University.

D. This Subcontract is designated as a DX-E1 Rated Order. The Subcontractor shall comply with the provisions of the Defense Priorities and Allocations System Regulation (15 CFR Part 700) in obtaining controlled materials and other products and services needed to perform this Subcontract.

ARTICLE 3 - PERIOD OF PERFORMANCE

The work described in ARTICLE 2 - SCOPE OF WORK shall be completed on or before February 13, 2002, in accordance with the attached Subcontract Production Schedule.

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ARTICLE 4 - PRICE, PAYMENT AND TRANSPORTATION

A.   Price

     The Subcontractor shall be paid as follows for the finishing of 460 NIF optics. These optics shall be finished in accordance with the technical specifications of the ARTICLE 2 - SCOPE OF WORK:

     1. The Subcontractor shall be paid the fixed unit prices indicated for the finishing of the following 152 optics:

     ---------------------------------------------------------------------------
     Optic Type             Drawing Number   Quantity   Fixed    Extended price
                                                      Unit price
     --------------------------------------------------------------------------
     LM3                    AAA96-105332-OE     25      $3,698        $92,450.00
     --------------------------------------------------------------------------
     LM7B                   AAA96-105462-I/c    9       $4,042        $36,378.00
     --------------------------------------------------------------------------
     LM7C                   AAA96-105472-OC     16      $4,042        $64,672.00
     --------------------------------------------------------------------------
     WIP Amplifier Slabs*   AAA96-105113-OB     75      $4,617       $346,275.00
     --------------------------------------------------------------------------
     WIP Polarizers*        AAA96-105114-OA     27      $3,673        $99,171.00
     --------------------------------------------------------------------------
     Total Firm Fixed Price                    152                   $638,946.00
     --------------------------------------------------------------------------


     * These shall be the first 75 amplifiers and 27 polarizers delivered under this Subcontract. The difference in value for these units shall be compensated for under Subcontract B507150.

2. The Subcontractor shall finish an additional 275 amplifier slabs and 33 Polarizers at the fixed unit prices indicated below. Each amplifier and polarizer shall be finished to one of two different specifications, depending on the homogeneity of the unfinished optics, provided by the University. The total price for all 308 optics shall be subject to a not-to-exceed ceiling amount of $2,075,348.00, which is based on the highest priced scenario. The following scenario, however, is a "best guess" estimate of what the actual mix may look like. As the final mix is not known, the Subcontractor shall be limited to the ceiling amount, a total quantity of 308, and the fixed unit prices indicated below:

--------------------------------------------------------------------------------
                                              Estimated   Fixed   Extended price
Optic Type                  Drawing Number    Quantity  Unit Price (Estimated)
--------------------------------------------------------------------------------
Amplifier Slab (full spec)  AAA96-105113-OB      274*     $6,916  $1,894,984.00*
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Polarizer (full spec)       AAA96-105112-OD      12*      $5,256     $63,072.00*
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Amplifier Slab (lower spec) AAA96-105514-OA       1*      $6,647      $6,647.00*
--------------------------------------------------------------------------------
Polarizer (lower spec)      AAA96-105114-OA      21*      $5,051    $106,071.00*
--------------------------------------------------------------------------------
Total                                            308              $2,070,774.00*
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* Estimate Only

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     3.   The Subcontractor shall be paid an incentive for reduced breakage as follows:

          Amplifier Slabs:

          For the 350 amplifier slabs requiring finishing under this Subcontract, the Subcontractor shall be paid the incentive shown below for reduced breakage amounts achieved. The incentive for amplifier slabs shall be evaluated three times during this Subcontract, after the first 117 slabs are completed, after the next 117 and after the final 116. These periods shall be mutually exclusive with regard to determining breakage and incentive amounts.

          Number of Slabs:            117               117                 116

         *Number of Broken Slabs:                Incentive Amount
         -------------------------    ------------------------------------------
                0                     $40,000        $40,000             $40,000
                1                     $30,000        $30,000             $30,000
                2                     $20,000        $20,000             $20,000
                3                     $10,000        $10,000             $10,000
                4                       $   0          $   0               $   0

         Polarizers:

         For the 60 polarizers requiring finishing under this Subcontract, the Subcontractor shall be paid the incentive shown below for reduced breakage amounts achieved. The incentive for polarizers shall be evaluated once during this Subcontract, after completion of all units.

                                                         Total
         Number of Polarizers                             60

         Number Broken:                            Incentive Amount
         --------------                   -----------------------------------
               0                                     $15,000
               1                                      $7,500
               2                                        $  0


         For this Subcontract, the incentive amount paid for both amplifier slabs and polarizers shall be subject to a total ceiling amount of $135,000.00, which shall be the limit of the University's obligation.

         4. The total not-to-exceed amount of this Subcontract is $2,849,294.00.


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          The prices stated above do not include, and the University shall not be charged for, any State Sales & Use Tax. The university holds California State Resale Permit No. SR-CHA 21-135323.

B.   Pricing of Adjustments

          When costs are a factor in any determination of a Subcontract price adjustment, pursuant to the "Changes" clause of the GENERAL PROVISIONS or any other provision of this Subcontract, such costs shall be in accordance with the contract cost principles and procedures in Part 31 of the Federal Acquisition Regulation (48 CFR Part 31), as supplemented or modified by DEAR Part 931 (48 CFR Part 931) in effect as of the date of award of this Subcontract.

C.   Invoices

          The Subcontractor shall submit its invoice upon completion of the work to the following address:

                  University of California
                  Lawrence Livermore National Laboratory
                  Attn.: Bill Darleskind, L-443
                  P.O. Box 5001
                  Livermore, CA 94551


D.   Payment and Shipment

          Payment shall be made within 30 days after receipt of the Subcontractor's invoice, upon the University's acceptance of any portion of the work delivered or rendered for which a price is separately stated or an invoice is allowed. Shipment of optics may occur as soon all specifications are achieved, prior acceptance of the metrology data is not required. Payment, however, will continue to be upon acceptance of the metrology data.

E.   Transportation Terms

         F.O.B point:             Origin

         Shipping Point:          Zygo Corporation, Middlefield, Connecticut

         Shipping Instructions:   Burlington Express

                                  Mark airway bill: "Bill Recipient
                                                     Account 411-288-721"

ARTICLE 5 - COORDINATION AND ADMINISTRATION

A. The University Procurement Representative for this Subcontract is Bill Karleskind. All matters relating to the administration, performance and non-technical interpretation of this Subcontract shall be referred to the University Procurement Representative. The Subcontractor shall direct all notices and requests for approval to the University Procurement Representative. The University Procurement Representative will issue any notices or non-technical approvals to the Subcontractor.

B. The University Technical Representative for this Subcontract is Chris Stolz. The University Technical Representative will provide technical direction in connection with the work to be performed under this Subcontract. The term "technical directions" is defined to include (1) direction to the Subcontractor which assist in the interpretation of drawings, specifications, or technical portions of the work description; and (2) the review and approval of technical reports, drawings, specifications, and information to be delivered by the Subcontractor under the Subcontract, where required. The University Technical Representative will issue all technical direction in writing.

C. The University Technical Representative is not authorized to issue any technical direction which would (1) constitute an assignment of work outside the general scope of the work covered by this Subcontract; (2) change the description of the work to be performed or any applicable drawings, designs, and specifications; (3) change the time or place of performance; the method of shipment or packaging, or the place of inspection, delivery or acceptance; (4) increase the estimated cost for performance of the work or the time required for performance of the work;
     (5) change any expressed term or condition of the Subcontract; or (6) unreasonably interfere with the Subcontractor's ability to perform and complete the work. Any such change must first be authorized by a written modification to this Subcontract issued by the University Procurement Representative.

ARTICLE 6 - REPORTS

As indicated in the attached SOW, the Subcontractor shall submit weekly Inventory Tracking Sheet (ITS) reports to the University Technical Representative, consistent with the previous pilot production Subcontract B507150. Also required by the attached SOW is a requirement to maintain certain technical documentation and procedures consistent with the previous Subcontract B507150. These reports, documentation and procedures shall be coordinated on an informal basis with the University Technical Representative, no formal distribution shall be required.

ARTICLE 7 - PROPERTY

A. The Subcontractor shall acquire, and/or the University will furnish to the Subcontractor, the materials, equipment, supplies, and/or tangible personal property items identified below, for use under this Subcontract:

     Subcontractor Acquired Property:

          None

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     University Furnished Government Property:

     The property currently identifiable and accountable under Subcontract B507150 will be transferred to this Subcontract. At such time, the appropriate property will be identified and listed in this Subcontract. Until that time the Subcontractor is hereby authorized to use the University Furnished Government Property provided under B507150 in performance of this Subcontract.

B. All property acquired by the Subcontractor and/or furnished by the University shall be identified, utilized, accounted for, and dispositioned in accordance with the clause of the General Provisions entitled GOVERNMENT PROPERTY (FIXED PRICE SUBCONTRACT). Disposition directions and authorization will be provided by the University's Property Management Department.

C.   Non-Subcontract Use of Government Owned Equipment:

     1. Notwithstanding the limitation on Subcontractor use of Government property in the GENERAL PROVISION entitled GOVERNMENT PROPERTY, the Subcontractor may use the government owned equipment listed above without charge in the performance of, in order of preference:

          a.   Subcontracts under Department of Energy Contract No. W
               -7405-ENG-48;

          b. Prime contracts with the Government that specifically authorize such use without charge;

          c. Subcontracts of any tier under Government prime contracts other than W-7405-ENG-48 if the Contracting Officer having cognizance of the prime contract (i) approves a Subcontract specifically authorizing such use or (ii) otherwise authorizes such use in writing; and

          d. Other work to the extent that such use does not interfere with work under a, b, and c above.

     2. The Subcontractor agrees not to include in the price or prices of any such contracts or Subcontracts the cost of said listed property, or any allowance or charge to cover depreciation or amortization. The Subcontractor further agrees to allocate the cost of maintenance, upkeep, repairs and consumables to the appropriate indirect cost pool. In the case of the three ring polishers (RPs), the Subcontractor agrees to absorb the cost of normally scheduled maintenance, repairs and upkeep. If the RPs are used on non-Subcontract work, these costs may be allocated to the appropriate customer, provided the allocation does not include the University. In the case of RP consumables, the Subcontractor agrees to provide those utilized in the continuous operation of the RPs,

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          while those used in the actual processing of optics are to be properly allocated to the price of the optics themselves.

     3. Nothing in this Subcontract shall abrogate any right of the University to withdraw Government Owned Equipment from the Subcontractor upon reasonable notice, subject to provision for equitable adjustment that may exist in an active University Subcontract affected by such withdrawal on any work being performed by the Subcontractor under any other contract or subcontract.

ARTICLE 8 - APPROVAL OF TECHNICAL DATA

If this Subcontract requires the Subcontractor to furnish any drawings, specifications, diagrams, layouts, schematics, descriptive literature, illustrations, schedules, performance or test data, or other technical data for approval by the University prior to Subcontractor performance, the approval of the data by the University shall not relieve the Subcontractor from responsibility for any errors or omissions in such data or from responsibility for complying with the requirements of this Subcontract, except as specified below. Any work done prior to such approval shall be at the Subcontractor's risk.

If the data includes any variations from the Subcontract requirements, the Subcontractor shall describe such variations in writing at the time of submission of the data. If the University approves any such variation(s), a change order to the Subcontract shall be issued by the University and, if appropriate, a bilateral modification to the Subcontract shall be negotiated.

ARTICLE 9 - ASSIGNMENT OF PERSONNEL

It is understood and agreed that the Subcontractor's key technical personnel assigned to this work shall not be reassigned or replaced without prior University approval, except where such circumstances are beyond the reasonable control of the Subcontractor.

The Subcontractor shall not employ unfit or unqualified personnel in the performance of this Subcontract. Should the University deem anyone employed on the work incompetent or unfit for his or her duties and so inform the Subcontractor, the Subcontractor shall remove such person from work under this Subcontract and he or she shall not again, without permission of the University, be assigned to work under this Subcontract.

ARTICLE 10 - GENERAL PROVISIONS

A. The clauses incorporated by reference in the attached GENERAL PROVISIONS shall be applicable to this Subcontract based on the value of the Subcontract, the status of the Subcontractor, and the nature and location of the work as indicated in the GENERAL PROVISIONS. As used therein, the term "Seller" shall mean "Subcontractor," and the terms "Purchase Order" and "PO" shall mean "Subcontract."

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B.   This Subcontract shall not involve access to or the generation of classified information or access to "limited" or "exclusion" security areas. Accordingly, the clauses listed in the GENERAL PROVISIONS related to such work shall not apply.

C. This Subcontract is not for the conduct of research, development, or demonstration (RD&D) work, or design work involving non-standard types of construction. Accordingly, the clauses listed in the GENERAL PROVISIONS related to such work shall not apply.


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